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                                                                    EXHIBIT 10.1




                           NATIONAL CITY CORPORATION
                     SHORT-TERM INCENTIVE COMPENSATION PLAN
                              FOR SENIOR OFFICERS



               As Amended and Restated Effective January 1, 1995


                      ARTICLE 1. THE PLAN AND ITS PURPOSE

         1.1 Amendment and Restatement of the Predecessor Plan. This National City Corporation Short-Term Incentive Compensation Plan for Senior Officers, effective January 1, 1995 (herein referred as the "Plan") is an amendment, restatement and continuation of the "National City Corporation Short-Term Incentive Compensation Plan for Senior Officers" in effect January 1, 1994 (herein referred to as the "Predecessor Plan"); the Predecessor Plan was, in turn, an amendment, restatement and continuation of prior plans entitled the "National City Corporation Incentive Compensation Plan for Senior Executive Officers" in effect prior to January 1, 1994 ("Prior Plans").
         1.2 Effectiveness. This Plan is effective on and after January 1, 1995, to provide for the operation of the Plan on and after such date and to govern the treatment, on and after such date, of all deferrals made under this Plan, the Predecessor Plan, and the Prior Plan.
         1.3 Purpose. The purpose of the Plan is to maximize the Corporation's profitability and operating success by providing an incentive to Senior Officers to achieve superior results. The Plan is designed to promote teamwork to achieve overall corporate success and to motivate individual excellence.
         1.4 Operation of the Plan. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation. The Plan operates on a calendar year basis and is subject to the review, interpretation, and alteration by such Committee.

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The Plan is intended to serve only as a guide to the Corporation in determining eligibility for and amounts of incentive compensation to be awarded under the Plan. With respect to any award made under the Plan, however, the Plan shall serve as a non- qualified plan providing for and governing the treatment of deferred compensation at the election of the Participant and/or the Committee, or as required by the Plan, as provided herein.
                            ARTICLE 2.  DEFINITIONS
         2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.
                 (a) "Award" shall mean the payment earned by a Participant based on an evaluation of the individual's achievements. As such, the amount of any Award under this Plan is determined by decision of and in the discretion of the Corporation acting through the Committee as hereinafter provided.
                 (b) "Base Salary" shall mean the annual salary as of the close of the Plan Cycle, exclusive of any bonuses, incentive pay, special awards, or stock options.
                 (c) "Board" shall mean the Board of Directors of the Corporation.
                 (d)  "Change in Control" see Section 11.3.
                 (e) "Committee" shall mean the Compensation and Organization Committee of the Board, or another committee appointed by the Board to serve as the administering committee of the Plan.
                 (f) "Corporation" shall mean National City Corporation, a Delaware corporation.
                 (g) "Disability" shall mean permanent disability as defined in the provisions of the National City Corporation Long Term Disability Plan.
                 (h) "Early Retirement" shall mean early retirement as defined in the provisions of the National City Corporation Non-Contributory Retirement Plan.
                 (i)  "Effective Date" see Section 11.4.


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                 (j)  "Eligible Employee" shall mean an Employee who is
employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Article 3.
                 (k) "Employee" shall mean an individual employed by an Employer on a regular active and full-time salaried basis.
                 (l) "Employer" shall mean the Corporation or any corporation, organization or entity controlled by the Corporation.
                 (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
                 (n) "Funds" shall mean the Funds provided for in Section 9.4 hereof.
                 (o)  "Implementation Date" see Section 11.5.
                 (p) "Mandatory Deferrals" shall mean those deferrals required to be deferred pursuant to Section 9.3 of the Predecessor Plan.
                 (q) "Normal Retirement" shall have the same meaning as in the National City Non-Contributory Retirement Plan.
                 (r)  "Parallel Funds" see Section 9.6.
                 (s) "Participant" shall mean an Eligible Employee who is approved by the Committee for participation in the Plan. Such approval shall be on a Plan Cycle basis and shall be reviewed with respect to each new Plan Cycle.
                 (t)  "Plan" see Section 1.1.
                 (u)  "Plan Cycle" shall mean a period of a calendar year.
                 (v)  "Predecessor Plan" see Section 1.1.
                 (w)  "Prior Plan" see Section 1.1.
                 (x) "SIP" shall mean the National City Savings and Investment Plan.
                 (y)  "Subsidiary" see Paragraph 11.3(e).
                 (z) "Vesting Event" shall mean the earliest to occur of the following dates:
                          (1)  the date any benefit is payable under the Plan,
                          (2)  the Effective Date of a Change in Control,





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                          (3)  the date a Participant is eligible to retire on
                 a Normal Retirement
                          (4)  the date a Participant has a Disability,
                          (5)  the date of a Participant's death, or
                 Each Participant and beneficiary with respect to whom a Vesting Event has occurred shall be 100% vested in his or her benefits or Awards earned or accrued hereunder as of the date of said Vesting Event, subject to the forfeiture provisions of Article 10.
                 (aa)  "Voting Stock" see Paragraph 11.3(c).
         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.
                   ARTICLE 3.  ELIGIBILITY AND PARTICIPATION
         3.1 Eligibility. Eligibility for participation in the Plan will be limited to those officers of the Corporation and its subsidiaries who, by the nature and scope of their position, play a key role in the management, growth and success of the Corporation, as determined by the Committee.
         3.2 Participation. Participation in the Plan (including a Participant's Category) shall be determined by the Committee with respect to each Plan Cycle prior to the commencement of the Plan Cycle, except as otherwise provided herein. The Committee may base its approval upon the recommendation of the Chief Executive Officer of National City Corporation.
The Committee may classify Senior Officers for the purposes of the Plan into the following categories:





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      Category            Persons Included
      --------            ----------------
     Category I           Chief executive officer of the Corporation
     Category II          President and deputy chairmen of the Corporation, and
                          similar officers
     Category III         Executive vice presidents of the Corporation and the
                          chief executive officers of major subsidiaries of the
                          Corporation, and similar officers
     Category IV          Senior officers of the corporation and executive
                          officers of major subsidiaries, and similar officers
     Categories V & VI    All other officers of the Corporation or its
                          subsidiaries who are approved for participation in the Plan by the Committee

                 Each Eligible Employee approved for participation shall be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him or her of such selection.
         3.3 Participation for part of a Plan Cycle. In the event an Employee is an Eligible Employee for only a portion of a Plan Cycle (Participation Portion) such Eligible Employee may, in the Committee's discretion, be a Participant for such portion of the Plan Cycle but his or her Award will be based upon his or her Base Salary at the end of such Participation Portion and such Award will normally be prorated to reflect the number of months in the Participation Portion of the Plan Cycle compared to the number of months in the total Plan Cycle.
         3.4 Category Changes During a Plan Cycle. In the event a Participant is promoted or demoted from one Category to another during a Plan Cycle, the Committee may, in its discretion, (a) continue such Participant in the Category he or she was in prior to such promotion or demotion, (b) provide for participation from and after the promotion or demotion to the new Category, or (c) provide for a combination of (a) and (b).
                 In the event of a Plan Cycle for which the Participant's participation is thus split between two Categories, the Award for such Plan Cycle will normally be prorated to reflect the





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portions of the Plan Cycle spent in each Category and each part of the Award will be based upon the Participant's Base Salary at the end of the appropriate portions of the Plan Cycle.
         3.5 Portions of Plan Cycles-Setting of Individual Objectives. Notwithstanding Sections 3.3 and 3.4, except with respect to Category I employees, no portion of a Plan Cycle with respect to a Participant shall be considered to be a separate portion of participation for a Participant unless, prior thereto, individual achievement objectives are set for such Participant for such portion of a Plan Cycle pursuant to Article 4, or are waived by the Committee, in its discretion.
         3.6 No Right to Participate. No Participant or Employee shall have a right at any time to be selected for current or future participation in the Plan.
                      ARTICLE 4.  PERFORMANCE MEASUREMENT
         4.1 Performance Criteria. Performance, for purposes of this Plan, will be measured in terms of the participant's individual contribution.
                 Individual contribution will be measured by comparing actual individual achievements during the Plan Cycle to established objectives for the Plan Cycle. Prior to the beginning of the Plan Cycle each Participant shall establish objectives for the Plan Cycle. Such objectives shall be broad in nature, may be quantitative or qualitative and will typically be five in number. The objectives for Senior Officers other than those in Category I shall be subject to the review, revision and approval of their superiors up to and including the Chief Executive Officer of National City Corporation.
         4.2 Award Potential. The amount of incentive compensation that may be awarded to a Senior Officer under this Plan shall be expressed as a percentage of Base Salary. Such percentage shall normally fall within the range set forth in the following table:





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
                                                 Percent of Base Compensation
                                                 ----------------------------

                 Category                  Threshold        Target           Maximum
                 --------                  ---------        ------           -------
                    I                         0%              5.5%             8.5%
                   II                         0%               10%              15%
                  III                         0%               18%              28%
                   IV                         0%               21%              33%
                    V                         0%               20%              32%
                   VI                         0%               10%              20%

         4.3 Award Calculation and Approval. An evaluation for each Participant for each Plan Cycle will be determined as of the December 31 on which the Plan Cycle ends by applying the foregoing provisions of this Article 4 to the Participant's Individual Contribution for such Plan Cycle. Based on the evaluation, the Chief Executive Officer of National City Corporation shall recommend to the Committee for approval an appropriate incentive compensation Award for each of the Senior Officers in Categories II and III. The Chief Executive Officer shall also determine the incentive compensation Award of each Senior Officer in Categories IV, V and VI which shall be deemed approved by the Committee upon (1) the completion by the Chief Executive Officer of a list of such Awards, and (2) the Committee's approval of the aggregate dollar amount of such Awards. The Committee shall determine an appropriate incentive compensation Award for the Chief Executive Officer of the Corporation.
                 All such Awards may, for convenience purposes, be normally expressed as a percentage of Base Salary. Upon the approval of the Committee the amounts of Awards hereunder for a Plan Cycle shall be final.
                         ARTICLE 5.  PAYMENT OF AWARDS
         5.1 Form and Timing of Payment of Awards. Within 90 days after the end of the Plan Cycle, the Participant shall be entitled to receive a cash payment equal to the entire amount of the Participant's Award. Except as otherwise provided for in Section 5.2, to receive an Award a





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Participant must be an Employee on the date on which the Plan Cycle ends.  The
Committee may terminate a Participant's Award prior to any Vesting Event if such Participant fails to continue to be an Employee.
         5.2 Termination of Employment Due to Retirement, Disability or Death. In the event a Participant's employment is terminated during a Plan Cycle by reason of Normal Retirement, Disability or Death, the Participant shall be eligible to receive a prorated Award based on individual contribution during the Participant's participation in the Plan Cycle, provided however, that the Participant must have been a Participant in the Plan for at least three months of the Plan Cycle to be eligible to receive any Award hereunder. Such Awards will be paid within ninety (90) days following the end of the Plan Cycle. In the event of death, the Award will be paid to the Participant's estate.
         5.3 Termination of Employment Due to Early Retirement. The Committee may elect, in its discretion, to pay a prorated Award to a Participant who terminates employment by means of an Early Retirement; in the absence of such favorable discretionary action by the Committee, no such pro-rated Award shall be paid.
         5.4 Other Terminations of Employment. In the event a Participant's employment is terminated during a Plan Cycle prior to a Vesting Event, the Participant's participation in such Plan Cycle shall end and the Participant shall not be entitled to any Award for such Plan Cycle.
         5.5 Request to Defer Payment; Deferred Payments. The Committee may determine that one or more Participants should be eligible to elect to request to have a portion or all of his or her Award for a Plan Cycle deferred and paid out at a future date. Such request by an eligible Participant shall be considered by the Committee. The Committee may determine that some, all, or none of the Awards, or parts thereof, shall be deferred, in its discretion. Deferred amounts are subject to the provisions of Article 9.





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                       ARTICLE 6.  RIGHTS OF PARTICIPANTS
         6.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Employer.
         6.2 Restrictions on Assignments. The interest of a Participant or his or her beneficiary under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.
                           ARTICLE 7.  ADMINISTRATION
         7.1 Administration. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. The procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards are intended only as a guide and in themselves confer no rights, duties or privileges upon Participants nor place any obligation upon the Committee, the Board or the Corporation. Accordingly, the Committee may, in making its determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.
                 The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.
                 The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as may be assigned by the Committee.





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                 No member of the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.
                        ARTICLE 8.  REQUIREMENTS OF LAW
         8.1 Laws Governing. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.
         8.2 Withholding Taxes. The Corporation shall have the right to deduct from all payments under this Plan any federal or state taxes required by the law to be withheld with respect to such payments.
         8.3 Plan Binding on Corporation, Employees and Their Successors. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.
                         ARTICLE 9.  DEFERRAL OF AWARDS
         9.1 Election to Request Deferral of Award; Deferral Percentage. Prior to each Plan Cycle, the Committee shall determine which Participants, if any, shall be eligible to make deferral elections under this Plan. Each Participant who is therefore eligible to elect to request deferral of a portion or all of his or her Award for such Plan Cycle, shall be given the opportunity prior to such Plan Cycle, to make such request. Such election and the percentage of Award requested to be deferred shall be irrevocable and fixed with respect to such Participant and such Plan Cycle from and after the December 31 of the year prior to the Plan Cycle.
                 The request and determination of the portion of the Award to be deferred shall be made in terms of 10% increments of the Award.
                 Participants becoming Participants during a Plan Cycle shall, if determined to be eligible to do so, make any such deferral request to defer prior to the commencement of their participation and the same shall become irrevocable and fixed as of the day prior to the commencement of their participation.





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                 Promotion or demotion during a Plan Cycle shall not affect the fixed and irrevocable nature of a deferral request made prior to such Plan
Cycle for such Plan Cycle.
         9.2 Deferral of Awards; Committee's Decision. Notwithstanding any request to defer none, a portion, or all of an Award hereunder submitted by a Participant pursuant to Section 9.1 above, and not withstanding the Committee's prior determination as to the eligibility of any Participant to defer a portion or all of any Award hereunder, the Committee shall make the decision, in the case of each Participant, whether or not to defer any portion or all of any Participant's Award with respect to any Plan Cycle. Such decision shall be made in the discretion of the Committee, which extends to the percentage of any Award to be deferred, except as otherwise provided in Section 9.3.
                 The Committee's decision shall be final and binding on all parties. Any amount to be deferred shall not be paid to the Participant but shall be deferred as provided in this Article 9.
         9.3 Required Deferral. If any Mandatory Deferrals were made, the amount deferred shall yield such return as the Funds to which the deferral is credited in accordance with this Section 9. Any Mandatory Deferrals as adjusted pursuant to Section 9.6 of this Plan shall be paid at the earliest possible time and to the maximum extent possible such that a deduction for such payment would not be disallowed pursuant to the Internal Revenue Code Section 162(m)(1).
         9.4 Accounts. An account shall be established and maintained by the Corporation in the name of each Participant who has deferred compensation hereunder. Such accounts shall remain a part of the general liabilities of the Corporation and nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship. Each Account shall be comprised of ten sub-accounts: (a) the "Savings Account Fund"; (b) the "NCC Stock Fund"; (c) the "Equity Fund"; (d) the "Fixed Income Fund"; (e) the "Money Market Fund";
(f) the "Capital Preservation Fund"; (g) the "Mid Cap Regional Equity Fund";
(h) the "Equity Income Fund"; (i) the "Equity Index Fund"; (j) the "Foreign Equity Fund"; such sub-accounts jointly are herein called the "Funds"."





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         9.5     Crediting to Accounts.  As of the dates of payment of cash
Awards made under this Plan the amount of the Award to be deferred for each Participant under this Section 9 shall be credited to such Participant's Account, and shall correspondingly be credited to the Fund or Funds selected by the Participant.
         9.6 Funds. The nine Funds hereunder other than the Savings Account Fund (such nine Funds being herein called "Parallel Funds") are designed to reflect investment funds maintained in the SIP. Accordingly, each such Parallel Fund and each Participant's Account therein shall be adjusted hereunder as of the end of each month to reflect the income, gain or loss of the corresponding SIP investment fund for such month, as calculated and published on a monthly basis by the Trustee of the SIP.
                 In the event the SIP no longer offers a fund corresponding to one of the Parallel Funds, the amounts which would have been deemed invested in such Parallel Fund except for this provision shall be deemed to be invested in the Savings Account Fund.
         9.7 Savings Account Fund. Amounts deferred to the Savings Account Fund shall be credited to the Participant's Account in such Fund as of the date that other Awards for such Plan Cycle are paid or would be paid, and interest shall be credited on amounts in the Participant's Account in such Fund at the end of each calendar quarter in amount equal to interest on the average credit balance in such Account during such calendar quarter, at the highest published rate being paid by National City Bank on savings or time deposits of less than $100,000 on the last day of such quarter, regardless of maturity.
         9.8 Selection of Funds. Each Participant (and each Beneficiary of a deceased Participant) may select the Investment Fund or Funds he or she wishes to be used hereunder for his or her account. The selection of Funds shall be made in portions of the amount deferred equal to 5% of the total of such amounts. In the event no election is made by a Participant (or Beneficiary) his or her account shall be deemed invested in and credited to the Savings Account Fund.





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                 Selection of Funds by Participants shall be made no later than the December 1 of the Plan Cycle for which the Award is to be made in advance of the deferral or payment of the Award; provided however, that in the event a Participant who has not requested a deferral of any part of his or her Award nevertheless has a portion thereof deferred by decision of the Committee, or otherwise, then in such event, such Participant shall immediately be given an election period of 10 days to determine appropriate investments, such period running from the date of his or her notification of his or her right to make such selection.
         9.9 No Change of Investment Fund Selection Permitted Except with Committee Approval. Each selection of a Fund hereunder shall be final and shall not thereafter be revised or changed, provided, however, that each Participant (or Beneficiary if the Participant is deceased) may request a change in his or her Investment Fund choice by filing such request with the Committee. Notwithstanding the foregoing, the consent of the Committee shall be necessary for any such change in investment fund choices; such consent is discretionary in the Committee and the Committee shall act upon such requests as are filed with it at the Committee's next regularly scheduled meeting.
         9.10 Vesting of Deferred Amounts. Amounts of Awards made and deferred under the Plan, and earnings and gains thereon, are always 100% vested.
         9.11 Manner of Distribution. Except as otherwise provided herein, distributions hereunder shall take place over a period of ten years commencing on the retirement, death or other termination of employment of the Participant. The first distribution shall take place on the February 1 of the calendar year following the calendar year in which such retirement, death or other termination occurs. Succeeding payments shall be made on succeeding
February 1sts.
                 The amount to be distributed shall be determined by multiplying (i) the dollar value of the Participant's entire interest hereunder on the date of such installment, by (ii) a fraction, the numerator of which is one, and the denominator of which is the number of distributions remaining unpaid at such time, or by such other method as may be adopted by the Committee.





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                 The balances of each Account and each Investment Fund shall be appropriately reduced to reflect the distribution payments made. Amounts held pending distribution pursuant to this Paragraph 9.11 shall continue to be credited with appropriate income, gains and losses as herein otherwise provided and shall be subject to investment changes as herein provided. Balances in more than one Fund shall be reduced pro-rata to reflect distributions on a pro-rata basis from each Fund.
         9.12 Accelerated Payments; Revised Distributions. Notwithstanding the foregoing, the Committee may determine that a Participant's interest hereunder which equals $100,000 or less shall be paid out in a lump sum. Furthermore, the Committee may determine that a lump sum distribution should be made to a Participant who has terminated employment by means other than death, disability or retirement.
                 In the event such determination is made, such lump sum distribution shall be made as of the next succeeding February 1, or at such other time as may be determined by the Committee.
                 In the case of the first distribution after the death of a Participant, the Committee may, in its discretion, provide for payment of a portion or all of the distribution prior to the February 1 after such death.
                 Notwithstanding any other provision hereof, the Committee, in its discretion, may provide that distributions may be made in a lesser number of installments, but not less than 5.
         9.13 Beneficiary Designations. Each Participant, and each Beneficiary of a deceased Participant or Beneficiary hereunder, may designate, on a Beneficiary Designation form supplied by the Committee, any person or persons to whom payments are to be made if the Participant (or Beneficiary) dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed Beneficiary Designation form is filed with an officer of the Corporation designated by the Committee for such purpose while the Participant (or Beneficiary) is alive, and will cancel all beneficiary designations signed and filed earlier. If the Participant (or Beneficiary) fails to designate a beneficiary as provided above, or if all





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designated beneficiaries die before the Participant or before complete payment of all amounts due hereunder, remaining unpaid distribution amounts shall be paid to the then surviving spouse of the Participant, if any, or, if there be none, in one lump sum to the estate of the last to die of the Participant or his or her designated beneficiaries, if any.
                 In the event a Participant (or a Beneficiary of a deceased Participant) designates as a Beneficiary any so called "marital deduction trust" or any so called "qualified income trust", the Participant (or Beneficiary) may additionally indicate whether the dollar equivalent of the current income, during the distribution of an interest hereunder, should be distributed yearly to such Beneficiary. In the event of such an indication, such income shall be distributed at least annually.
         9.14 Participants Rights; Beneficiaries Rights. Except as otherwise specifically provided, neither a Participant nor any of his or her Beneficiaries has rights under this Plan. The payment of deferred compensation shall be a general, unsecured obligation of the Corporation to be paid by the Corporation from its own funds, and such payments shall not impose any obligation upon any trust fund for any tax qualified plan, be paid from any such trust fund, or have any effect whatsoever upon the SIP or the payment of benefits from the Trust Fund under the SIP. No Participant or beneficiary shall have any title to or beneficial ownership in any assets which the Corporation may earmark to pay benefits hereunder.
         9.15 Nature of deferred compensation. The election of deferred compensation under this Plan and any setting aside by the Corporation of amounts with which to discharge its deferred obligations hereunder in a trust fund, an insurance policy, or otherwise, shall not be deemed to create a right in any person; equitable title to any funds so set aside in a trust, an insurance policy, or otherwise shall remain in the Corporation, and any recipient of benefits hereunder shall have no security or other interest in such trust, policies or funds. Any and all funds so set aside in a trust, an insurance policy or otherwise shall remain subject to the claims of the general creditors of the Corporation, present and future. This provision shall not require the Corporation to set aside any funds, but the Corporation may set aside such funds if it chooses to





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do so.  Any amount so set aside for th+6is Plan shall be accounted for separately and apart from any other plan of the Corporation. This Plan is intended to constitute an unfunded plan of deferred compensation described in
Section 201(2) of the Employee Retirement Income Security Act of 1974.
         9.16 Distributions in Cash. Notwithstanding any other provision of this Plan, distributions hereunder shall be made only in cash and shall be subject to withholding of applicable taxes.
         9.17 Nature of Deferred Compensation Plan. The provisions of the Plan relating to deferred compensation are fixed and final unless and until amended, revised or terminated as herein provided.
                            ARTICLE 10.  FORFEITURES
         Notwithstanding any provision in this Plan to the contrary excepting only the provisions of Article 11, in the event the Committee finds
                 (a) that an Employee or former Employee who has an interest under this Plan has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or
                 (b) that an Employee or former Employee who has an interest under this Plan has been convicted of a crime as a result of which it becomes illegal for his or her Employer to employ him or her, then any amounts held under this Plan for the benefit of such Employee or former Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.
                         ARTICLE 11  CHANGE IN CONTROL
         11.1 Treatment of Awards. In the event of a Change in Control, the Corporation shall pay to each Participant who is participating in a Plan Cycle on the Effective Date of such Change in Control, a lump sum cash payment equal to the amount hereinafter determined. Such payment





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shall be paid in cash to the Participant within five business days after the
Implementation Date of such Change in Control and shall be payment in full to each Participant for the Plan Cycle, and such Plan Cycle shall be deemed terminated by operation of this Article 11. No further Plan Cycles shall commence thereafter under this Plan.
                 Such cash payment shall be made without regard to any request to defer made with respect to any such Plan Cycle (which shall be inoperative) and without regard to any deferral action by the Committee.
                 Amounts deferred under this Plan prior to the Effective Date (by request, as required, or as decided by the Committee) shall continue to be payable from time to time under this Plan as deferred payments hereunder.
         11.2 Amount of Payment. The amount of the payment to be made as a consequence of a Change in Control shall, with respect to each Plan Cycle, be equal to the maximum Award which could be paid hereunder to each Participant pro-rated, however, to reflect late commencement of participation in a Plan Cycle and/or promotions or Category changes in a Plan Cycle, consistent with Sections 3.4 and 3.5 of the Plan.
         11.3 Definition of Change in Control. "Change in Control" shall mean the occurrence of any of the following events:
                 (a) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;
                 (b) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then- outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;





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                 (c)  There is a report filed on Schedule 13D or Schedule 14D-1
(or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation ("Voting Stock");
                 (d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or
                 (e) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (e) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the Directors of the Corporation (or a committee thereof) then still in office who were Directors of the Corporation at the beginning of any such period will be deemed to have been a Director of the Corporation at the beginning of such period.
                 Notwithstanding the foregoing provisions of (c) or (d) above, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of paragraphs (c) or (d) above, solely because (1) the Corporation, (2) an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting equity securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Corporation or any Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
Schedule 14A (or any successor schedule, form or report or item





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therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership.
         11.4 Effective Date of Change in Control. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date such discussions or negotiations commenced; otherwise, such Effective Date of a Change in Control shall be the Implementation Date of such Change in Control.
         11.5 Implementation Date of Change in Control. The "Implementation Date" shall be the earliest to occur of the events specified in subsections
(a), (b), (c), (d) or (e) of Section 11.3. As used herein, the Implementation Date of Change in Control shall be the last date of the then current Plan
Cycle.
         11.6 Effect of Change in Control. In addition to other vesting under the Plan, the opportunity of a Participant to participate to the end of the current Plan Cycle is vested in such Participant in the event of a Change in Control, as of the Effective Date of such Change in Control.
                           ARTICLE 12.  MISCELLANEOUS
         In the event of the liquidation of the Corporation the Committee may make any provisions for holding, handling and distributing the amounts standing to the credit of the Participants or beneficiaries hereunder which, in the discretion of the Committee which in the discretion of the Committee, are appropriate and equitable under all circumstances and which are consistent with the spirit and purposes of these provisions.
                   ARTICLE 13.  AMENDMENT AND DISCONTINUANCE
         The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change is deemed necessary or desirable.
However, if the Committee should amend or discontinue this





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Plan, the Corporation shall remain obligated under the Plan with respect to (1)
Awards made final (and thus payable) by decision by the Committee prior to the date of such amendment or discontinuance (2) Awards and rights of any Participant or beneficiary with respect to whom a Vesting Event has occurred, and (3) with respect to amounts deferred prior to date of such amendment or discontinuance.
         Executed this ____ day of _____________, 1994 at Cleveland, Ohio.

                                               NATIONAL CITY CORPORATION


                                               By:
                                                  -----------------------------




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